                                                                     EXHIBIT 3.1

                               State of Delaware

                          [LOGO OF STATE OF DELAWARE]



                         Office of Secretary of State



     I, JEFFREY D. LEWIS, ACTING SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "PREMIER ANESTHESIA, INC." FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JANUARY, A.D. 1992, AT 4:30 O'CLOCK P.M.

                              * * * * * * * * * *



                                            /s/ Jeffrey D. Lewis
                                           ----------------------------------
                                               ACTING SECRETARY OF STATE

                                               AUTHENTICATION:  *3312777

                                                  DATE:   01/16/1992

[SEAL OF DELAWARE
DEPARTMENT OF STATE]

                                     SECOND
                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           PREMIER ANESTHESIA, INC.

       Premier Anesthesia, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

       FIRST:   The name of the Corporation is Premier Anesthesia, Inc. The
Certificate of Incorporation of the Corporation was originally filed under the name Physician Staffing, Inc. with the Secretary of State of Delaware on February 9, 1988. The Corporation filed a Restated Certificate of Incorporation under the name Premier Anesthesia, Inc. with the Secretary of State of Delaware on May 17, 1991. The Corporation filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of Delaware on January 9, 1992.

       SECOND: This Second Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation, as heretofore amended and restated. It was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having being given to those stockholders who did not consent in writing).

       THIRD:   The text of the Second Restated Certificate of Incorporation of the Corporation, as heretofore amended and restated, is hereby restated and further amended to read in its entirety as follows:


                                   ARTICLE I
                                   ---------
                                      Name
                                      ----

       The name of the corporation is Premier Anesthesia, Inc.

                                   ARTICLE II
                                   ----------
                                    Purpose
                                    -------

       The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE III
                                  -----------
                                 Capital Stock
                                 -------------

       1.   Authorization.  (a) The total number of shares of all classes of
            -------------
stock which the Corporation shall have authority to issue is 32,480,255, consisting of (i) 7,480,255 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), provided that, prior to the effective date (the "Effective Date") of a registration statement under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act") for the Corporation's initial public offering, as hereinafter defined in Section A.7(a), the Corporation shall not issue more than 1,640,381 shares of Preferred Stock, pursuant to the terms set forth in Section A.2 and pursuant to the terms set forth in Section B.1, and (ii) 25,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock").

       (b) The preferred stock may be issued in any number of series, including, without limitation, Series A Preferred Stock (as such terms are defined in Section A.1), and any other series designated by the Board of Directors pursuant to Section B.1.

       PART A.  REDEEMABLE CONVERTIBLE PREFERRED STOCK

       A.1  Designation of the Series A Preferred Stock.  The Corporation shall
            -------------------------------------------
have authority to issue out of the authorized but unissued shares of Preferred Stock a series of Preferred Stock to be designated the Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares, powers, relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, if any, of the Series A Preferred Stock shall be as set forth in this Part A.

       A.2  Number.   The number of the shares of Series A Preferred Stock
            ------
("Series A Shares") shall be 2,480,255 provided that, prior to the Effective Date of the Corporation's Public Offering, as hereinafter defined in Section A.7(a), the Corporation shall not issue more than 1,640,381 Series A Shares.

       A.3  Restrictions on Dividends.
            --------------------------

       A.3 (a) So long as any Series A Preferred Stock is outstanding the Corporation shall not:

       A.3  (a)    (i)  declare or pay any dividend or make any distribution
(whether in cash, shares of capital stock of the

Corporation other than shares of Common Stock, or other property) on shares of its capital stock unless (A) all dividends and distributions previously declared on the Series A Preferred Stock shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or obligations the payment of which is backed by the full faith and credit of the United States ("United States Obligations") sufficient for the payment thereof, and (B) all purchases of Series A Preferred Stock herein required for all past Redemption Dates (as hereinafter defined) shall have been made, and the Corporation shall have irrevocably deposited or set aside the full Redemption Payment (as hereinafter defined) required for all future Redemption Dates in United States Obligations, the principal and interest payable on which shall be sufficient for the Redemption Payment, for all shares of Series A Preferred Stock held by all Requesting Preferred Stockholders (as hereinafter defined); or

       A.3 (a) (ii) directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money or other property for any mandatory purchase of other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock except that up to 50,000 shares of Common Stock issued pursuant to the Corporation's stock option plans for employees and others who render services to the Corporation ("Stock Option Plans") may be repurchased by the Corporation in any calendar year at prices not in excess of Current Market Prices (as hereinafter defined in Section A.7(d)(vii).

       A.3 (b) If the Board of Directors declares dividends and distributions on the Common Stock, in cash, property or securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation) as permitted by Section A.3(a)(i), the Board of Directors shall simultaneously declare a dividend or distribution at the same rate and in like kind on the Series A Preferred Stock, so that the Series A Preferred Stock participates equally with the Common Stock in such dividend or distribution, provided, however, that any dividends or distributions on the Common Stock payable in shares of Common Stock on or after the Effective Date shall be payable on the Series A Preferred Stock in shares of Series A Preferred Stock. For purposes of determining its proportional share of the dividend, each share of the Series A Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible, rounded to the nearest one-tenth of a share. All dividends declared upon the Series A Preferred Stock shall be declared pro rata per share.
                                                    --------

       A.4  Rights on Liquidation, Dissolution, Winding-up.
            -----------------------------------------------

       A.4 (a) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of Common Stock, the holders of Series A Preferred Stock ("Series A Preferred Stockholders") shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, $3.44 per share, whether from capital, surplus or earnings, plus an amount equal to any declared but unpaid dividends thereon.

       A.4 (b) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders the full amounts to which they shall be entitled, the Series A Preferred Stockholders shall share ratably in any distribution of assets according to the number of such shares held by them.

       A.4 (c) For purposes of this Certificate and subject to Section A.6(b)(v), the sale, lease or other disposition of all or substantially all of the assets of the Corporation or the merger or consolidation of another corporation into or with the Corporation (a "Merger") where the Series A Preferred Stockholders of the Corporation receive distributions of cash in an amount less than $3.44 per share in complete exchange for their shares, shall be deemed to be a Liquidation. The amount of any cash received by the Series A Preferred Stockholders in complete exchange for their shares shall be credited against the amount otherwise payable to the Series A Preferred Stockholders pursuant to Section A.4(a)-(b). A Merger where the Series A Preferred Stockholders receive securities in complete or partial exchange for their shares shall not be deemed to be a Liquidation.

       A.4 (d) Notwithstanding the provisions of Sections A.4(a) and A.4(c), on and after the Effective Date of a Public Offering, as hereinafter defined in Section A.7(a), in the event of a Liquidation, the Series A Preferred Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, $2.28 per share, whether from capital, surplus or earnings, plus an amount equal to any declared but unpaid dividends thereon.

       A.5  Redemption.
            -----------

       A.5  (a)  The Corporation shall at the request of any Series A
Preferred Stockholder ("Requesting Preferred Stockholder") redeem all (but not less than all) of the Series A Shares owned by such Requesting Preferred Stockholder at a redemption price per share equal to (i) $3.44 prior to the Effective Date and $2.28 on or after the Effective Date, plus (ii) an amount equal to any declared but unpaid dividends thereon to the applicable Redemption Date (as hereinafter defined) for the shares, plus interest at the rate of 10% per annum on the sum of (i) and (ii) from the Redemption Date until the Corporation has paid the Requesting Preferred Stockholder in full, or has irrevocably deposited or set aside cash or United States Obligations sufficient for such payment (such redemption price and dividends and interest, if any, are hereinafter referred to as the "Redemption Payment"). The redemption of the Series A Shares owned by a Requesting Preferred Stockholder shall take place in four equal installments that shall close on the first business day in 1996, 1997, 1998 and 1999, respectively (each a "Redemption Date").

       A.5 (b) (i) On and after each Redemption Date all rights of any requesting Preferred Stockholder with respect to the Series A Shares redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash or United States Obligations, the principal and interest payable on which shall be sufficient to pay the Redemption Payment; provided, however, that, if the Corporation defaults
                            -----------------
in paying the Redemption Payment or irrevocably depositing or setting aside United States Obligations sufficient to pay the Redemption Payment, all rights of the Requesting Preferred Stockholder with respect to the Series A Shares that were to have been redeemed shall continue until the Corporation cures such default.

       A.5 (b) (ii) Each share of Series A Preferred Stock owned by a Requesting Preferred Stockholder shall be deemed to be outstanding and entitled to all the rights provided herein until the Redemption Date with respect to the share in question. In the event shares of Common Stock are issued to a Requesting Preferred Stockholder upon conversion of shares of Series A Preferred Stock prior to the Redemption Date for such shares of Series A Preferred Stock, the shares of Common Stock shall not be redeemable.

       A.5 (c) Any Requesting Preferred Stockholder shall send notice of its redemption request pursuant to this Section A.5 by first-class certified mail, return receipt requested, postage prepaid to the Corporation at its principal place of business on or before October 1, 1995. The Requesting Preferred Stockholder shall be entitled to receive the Redemption Payment at any time on or after the Redemption Date, upon actual delivery to the Corporation, or its transfer agent, if any, of the certificate(s) representing the shares of Series A Preferred Stock to be redeemed on that Redemption Date.

       A.5 (d) Notwithstanding anything to the contrary contained in Section A.5(a), the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

       A.5 (e) Shares of Series A Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

       A.5 (f) Redeemed shares of Series A Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

       A.6  Voting.
            ------

       A.6 (a) In addition to the rights otherwise provided for herein or by law, the Series A Preferred Stockholders shall be entitled to vote, together with the Common Stockholders, as one class on all matters submitted to a vote of Stockholders, as in the same manner and with the same effect as the Common Stockholders. In any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each share of Series A Preferred Stock is then convertible, rounded to the nearest decimal place.

       A.6 (b) So long as any Series A Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of Series A Preferred Stockholders of record that hold at least two-thirds (2/3) of the outstanding Series A Preferred Stock, voting as a separate class:

       A.6  (b)  (i)   sell, abandon, transfer, lease or otherwise dispose
of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries,

       A.6  (b)  (ii)  purchase fifty percent (50%) or more of the voting stock of any corporation or of the voting interest in any partnership, joint venture, trust, or other entity or purchase, lease or otherwise acquire all or substantially all of the assets of another entity, if (A) any stockholder, director, officer, manager, partner, trustee, beneficiary or other official of the other entity is a stockholder, director, officer or manager of the Corporation of any of its subsidiaries or is related by blood or marriage to a stockholder, director, officer or manager of the Corporation or any of its subsidiaries, (B) the lines of business, if any, of the other entity outside the medical and health services fields constituted more than 10% of the other entity's annual revenues during its most recent year, or (C) the pro forma ratio of the aggregate
                                        ---------
principal amount of the interest bearing indebtedness of the Corporation and its subsidiaries to their consolidated net worth at the end of the fiscal quarter of the Corporation immediately preceding the proposed purchase, lease or other acquisition, after giving effect to the proposed purchase, lease or other acquisition, would be more than two and one-half to one (21/2:1),

       A.6 (b) (iii) declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation other than shares of Common Stock, or other property) on shares of its capital stock,

       A.6  (b)  (iv)   directly or indirectly, redeem, purchase or otherwise
acquire for value, or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock or Series A Preferred Stock except:

                           (A)    for redemptions pursuant to Section A.5(a),

                           (B)    pursuant to an offer to purchase not less than
two-thirds (2/3) of the outstanding Series A Preferred Stock made on the same basis to the holders of all the outstanding shares of Series A Preferred Stock with such purchase to be made pro rata as nearly as practicable, according to
                              --------
the number of shares held by the respective holders accepting such offer, provided such offer is made in accordance with the applicable provisions of all
- --------
stockholders' agreements between the Corporation and one or more of its stockholders, and

                           (C)    that up to 50,000 shares of Common Stock
issued pursuant to the Corporation's Stock Option Plans may be repurchased by the Corporation in any calendar year at prices not in excess of Current Market Prices.

       A.6 (b) (v) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities,

       A.6 (b) (vi) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution,

       A.6 (b) (vii) amend, alter or repeal the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Series A Preferred Stock, so as to adversely affect the rights of the Series A Preferred Stock,

       A.6 (b) (viii) amend, alter, or repeal any provision of the Certificate of Incorporation or By-Laws of the Corporation or add any provision thereto, so as to affect adversely the rights of the Series A Preferred Stock,

       A.6 (b) (ix) authorize, issue or agree to issue (A) any shares of the Corporation's capital stock, or any equity security, or right or option to receive any equity security, ranking senior to or on parity with the Series A Preferred Stock with respect to rights on Liquidation or redemption or ranking senior to the Series A Preferred Stock with respect to the payment of any dividend or distribution other than in Liquidation, (B) any security convertible into, or warrant exercisable or exchangeable for, capital stock or other securities of the Corporation described in the preceding clause (A), or (C) any debt security or capitalized lease with an equity feature,

       A.6 (b) (x) increase the number of shares of Series A Preferred Stock authorized to be issued,

       A.6 (b) (xi) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series A Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation, or

       A.6 (b) (xii) enter into any line of business outside the medical and health services field except as permitted in the preceding clause (ii)(B).

       A.7  Conversion.
            -----------

       A.7 (a) (i) Any Series A Preferred Stockholder shall have the right, at any time or from time to time, prior to the closing date (the "Closing Date") of the Company's initial Public Offering (as hereinafter defined), to convert any or all of its shares of Series A Preferred Stock into that number of fully paid and nonassessable shares (including fractional shares) of Common Stock for each share of Series A Preferred Stock equal to the quotient of $3.44 divided by the Preferred Conversion Price, as hereinafter defined in Section A.7(d), for that share (as last adjusted and then in effect) rounded to the nearest decimal place. Any Series A Preferred Shares that remain unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series A Preferred Stock with respect to Series A Stock Preferred Stock, except the right to receive shares of Common Stock in accordance with the penultimate sentence, shall cease and the shares of Series A Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares. Any Series A Shares converted pursuant to this Section A.7 shall not be reissued but shall be retired. Upon the retirement of redeemed Series A Shares, the capital of the Corporation shall be reduce.

       A.7 (a) (ii) A Public Offering is defined as an Underwritten Offering (as hereinafter defined) by the Corporation of authorized but unissued shares of Common Stock at an initial offering price of at least ten dollars ($10) per share (adjusted for any stock split or combination or recapitalization of the Corporation). An Underwritten Offering is defined as a firm commitment offering by one or more underwriters that have executed and delivered to the Corporation an underwriting agreement containing only such conditions to closing as are customary in the industry and consistent with the underwriters' usual practice, provided that the Corporation shall use its best efforts to cause the
- --------
underwriters to close their purchase of shares of Common Stock as provided in the underwriting agreement.

       A.7 (a) (iii) The Corporation shall promptly send by first-class mail, postage prepaid, to each Series A Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

       A.7 (a) (iv) Holders of Series A Preferred Stock converted into shares of Common Stock pursuant to this Section A.7 shall be entitled to payment of any declared but unpaid dividends payable with respect to such shares of Series A Preferred Stock, up to and including the Conversion Date (as defined in Section A.7(b) below) or the Closing Date, as the case may be.

       A.7 (b) (i) Any Series A Preferred Stockholder that exercises its right to convert its shares of Series A Preferred Stock into Common Stock shall deliver the certificate(s) for the shares to be converted ("Preferred Certificate"), duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

       A.7 (b) (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate(s) for the shares of Common Stock ("Common Certificate") are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made ("Conversion Date").

       A.7 (b) (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a check or cash for any fractional interest in a share of Common Stock, as provided in Section A.7(c) below, and for any declared but unpaid dividends, payable with respect to the converted shares of Series A Preferred Stock, up to and including the Conversion Date or the Effective Date, as the case may be.

       A.7 (b) (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the applicable Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the
                                                      --------
Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

       A.7 (b) (v) Upon conversion of only a portion of the shares covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new Preferred Certificate representing the number of unconverted shares of Series A Preferred Stock from the Preferred Certificate so surrendered. The new Preferred Certificate shall entitle the holder thereof to dividends on the shares of Series A Preferred Stock represented thereby to the same extent as if the old Preferred Certificate had not been surrendered for conversion.

       A.7 (c) (i) If a Series A Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

       A.7 (c) (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation for such fractional interest.

       A.7 (d) The Preferred Conversion Price shall initially be $3.44 and shall be subject to adjustment from time to time as follows:

       A.7 (d) (i) If the Corporation shall at any time or from time to time after the date of original issuance of the first share of the Series A Preferred Stock (the "Original Series A Issuance Date") issue any shares of Common Stock other than the Excluded Stock (as hereinafter defined) for a consideration per share, or issue any shares of Series A Preferred Stock or other securities convertible into, exchangeable for or exercisable for shares of Common Stock, other than Excluded Stock, for a consideration per share of underlying Common Stock less than the Preferred Conversion Price in effect immediately prior to such issue, the Preferred Conversion Price in effect immediately prior to each such issue shall be lowered to a price equal to the consideration per share of Common Stock or underlying Common Stock received by the Corporation upon such issue. For the purposes of any adjustment of the Preferred Conversion Price pursuant to this Section A.7(d)(i), the following provisions shall be applicable:

                           (A)   In the case of the issuance of Common Stock in
whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in paragraph (B) of this clause (i), less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B)   In the case of the issuance of Common Stock for
consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate
- --------  -------
Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

                           (C)   In the case of the issuance of (I) options to
purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                            (1)  the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs (A) and (B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                            (2)   the aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in paragraphs (A) and (B) above); and

                            (3)   if there is any decrease in the conversion or
exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Preferred Conversion Price shall be automatically lowered to reflect such change.

       A.7  (d)    (ii)    "Excluded Stock" shall mean:

                           (A)  Common Stock issued upon conversion of any
shares of Series A Preferred Stock;

                           (B)  Securities issued pursuant to the acquisition
of another corporation, partnership, joint venture, trust or other entity by the Corporation by merger, consolidation, stock acquisition, reorganization, or otherwise whereby the Corporation, or its shareholders of record immediately prior to the effectiveness of such transaction, directly or indirectly own at least the majority of the voting power of such other entity or the resulting or surviving corporation immediately after such transaction; and

                           (C)  Common Stock issued to officers or employees
of or consultants to the Corporation, pursuant to any options to purchase or rights to subscribe for such Common Stock granted pursuant to an option or rights plan with vesting features approved by the Corporation's Board of Directors but not to exceed 106,350 shares of Common Stock, giving effect to appropriate adjustment to prevent dilution thereof; and

                           (D)  Common Stock issued to physician
anesthesiologists, radiologists and consultants, and certified registered nurse anesthetists, under contract with the

Corporation pursuant to any options to purchase or rights to subscribe for such Common Stock granted by the Board of Directors but not to exceed 90,250 shares of Common Stock, giving effect to appropriate adjustment to prevent dilution thereof; and

                           (E)  Common Stock issued to Robert D. Garces in
connection with the acquisition by the Corporation of the assets of Premier Management, Inc., a corporation wholly-owned by Robert D. Garces, but not to exceed 30,000 shares of Common Stock, giving effect to appropriate adjustment to prevent dilution thereof.

       A.7 (d) (iii) If the number of shares of Common Stock outstanding at any time after the Original Series A Issuance Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, a stock dividend payable in shares of Series A Preferred Stock or a subdivision or spilt-up of shares of Series A Preferred Stock in the same proportion or ratio shall be simultaneously payable or effected on the Series A Preferred Stock so that no adjustment in the Preferred Conversion Price shall be required as a result of such stock dividend, subdivision or split-up, provided, however, that no fractional shares shall be issued as a result of such stock dividend, distribution or split-up and any fractions resulting therefrom shall be calculated to the nearest whole share.

       A.7 (d) (iv) If, at any time after the Original Series A Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

       A.7  (d)  (v)  In case, at any time after the Original Series A
Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights (or the qualifications, limitations or restrictions, if any) of the Series A Preferred Stock (an "Extraordinary Transaction"), the Preferred Conversion Price with respect to the Series A Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series A Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series A Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section A.7. shall similarly apply to successive Extraordinary Transactions.

       A.7 (d) (vi) All calculations under this Section A.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

       A.7 (d) (viii) For the purpose of any computation pursuant to Section A.3(a)(ii), A.6(b)(iv)(C) or A.7(d), the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days ending on the fifth
(5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period) as follows:

                           (A)  If the Common Stock is listed or admitted for
trading on a national securities exchange, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

                           (B)  If the Common Stock is not at the time listed
or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or, if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day.

                           (C)  If, on any day in question, the security shall
not be listed or admitted to trading on a national securities exchange or quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

                           (D)  If the Common Stock is not traded in such
manner that the quotations referred to in this clause (vii) are available for the period required hereunder, the

Current Market Price shall be determined by unanimous vote or written consent of the entire Board of Directors of the Corporation.

                           (E)  If the Common Stock is not traded in such
manner that the quotations referred to in this clause (vii) are available for the period required hereunder and the Directors of the Corporation are unable to agree on a determination of Current Market Price, then Current Market Price shall be determined by an investment banking firm of nationally recognized standing selected by the President of the Corporation and approved by vote of a majority of the Series A Preferred Stockholders or by their unanimous written consent.

       A.7 (d) (viii) In any case in which the provisions of this Section A.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section A.7(c) above; provided, however, that the
                                                --------  -------
Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

       A.7 (e) Whenever the Preferred Conversion Price shall be adjusted as provided in Section A.7(d) above, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series A Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series A Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section A.7(f) below.

       A.7 (f) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (I), (iii), (iv), or (v) of Section A.7(d) above, the

Corporation shall give notice to each Series A Preferred Stockholder, in the manner set forth in Section A.7(e) above, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

       A.7 (g) The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation
                                    --------  -------
shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

       A.7 (h) The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

       A.7 (i) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

       A.7 (j) If at any time the outstanding number of Series A Shares is less than 20% of the number of Series A Shares outstanding on the Series A Issuance Date, then the Corporation may at its option, on thirty (30) days' written notice to the then remaining holders of Series A Preferred Shares, require such holders to exercise their conversion rights under this Section A.7. In the event that such holders fail to exercise their conversion rights as provided in such written notice of the Corporation, then such Series A Shares shall be automatically converted without any further action on the part of the holder thereof into shares of Common Stock on the date provided in the Corporation's notice in accordance with the provisions of this Section A.7. After such date, all rights of the holders of such Series A Shares with respect to Series A Preferred Stock, except the right to receive shares of Common Stock in accordance with the penultimate sentence, shall cease and such Series A Shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

       A.8  Preemptive Rights.
            ------------------

       A.8  (a)  Except for Excluded Stock, the Series A Preferred
Stockholders shall have the preemptive right to subscribe to any and all issuances of (i) Common Stock of the Corporation, (ii) options to purchase or rights to subscribe for Common Stock, (iii) securities convertible into or exchangeable for Common Stock and (iv) options to purchase or rights to subscribe for such convertible or exchangeable securities. For purposes of determining the proportional share of the securities to be issued to which each share of Series A Preferred Stock is entitled to subscribe, the number of shares of Common Stock into which a share of Series A Preferred Stock is then convertible (without giving effect to the proposed issuance of securities) shall be divided by the total number of shares of Common Stock outstanding prior to the offering on a fully diluted basis, i.e., assuming that all the outstanding Series A Preferred Stock and any other security of the Corporation convertible into or exercisable or exchangeable for shares of Common Stock without the payment of consideration shall have been converted into or exercised or exchanged for shares of Common Stock

       A.8 (b) In the event the Corporation shall purpose to issue securities of the type described in Section A.8(a), the Corporation shall give notice to each Series A Preferred Stockholder, in the manner set forth in Section A.7(e), which shall set forth the number and kind or class of shares or other securities proposed to be issued, the price therefor and the procedure by which Series A Preferred Stockholders may exercise their preemptive right to subscribe therefor. Such notice shall be given at least twenty (20) days prior to the issuance of such securities.

       A.8 (c) The preemptive right of the Series A Preferred Stockholders shall terminate at the close of business on the day prior to the Effective Date. The notice referred to in Section A.8(b) shall not be required in connection with issuances of securities of the type described in Section A.8(a) on or after the Effective Date.

       A.9  Equal Rights.
            -------------

          Each share of Series A Preferred Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Series A Preferred Stock unless the same dividend is paid on all shares of Series A Preferred Stock outstanding at the time of such payment.

       PART B.  ADDITIONAL SERIES OF PREFERRED STOCK
       ---------------------------------------------

       B.1  Designation of Additional Series of Preferred Stock.  The Board of
            ---------------------------------------------------
Directors is hereby expressly authorized, at any time after the Effective Date of the Corporation's initial Public Offering as defined in Section A.7(a) above, by resolution or resolutions thereof, to provide for, designate and issue, out of the 5,000,000 authorized but unissued and undesignated shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

       B.1 (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

       B.1 (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

       B.1 (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of this class;

       B.1 (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

       B.1 (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

       B.1 (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

       B.1 (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and condition or exchange;

       B.1 (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

       B.1 (i) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

       B.1 (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

       The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated as any one or more series of Preferred Stock pursuant to this Section B.1.

                             PART C.   COMMON STOCK
                             ----------------------

       C.1  Voting.  Each Common Stockholder shall be entitled to one vote for
            ------
each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote. In any election of directors, no Common Stockholder shall be entitled to cumulate his or her other votes by giving one candidate more than one vote per share.

       C.2  Other Rights.  Each share of Common Stock issued and outstanding
            ------------
shall be identical in all respects one with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to Preferred Stockholders or, except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally, together with the holders of the Preferred Stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such Liquidation, as provided herein. The Common Stockholders shall have no preemptive right to subscribe to any issuance of securities of the Corporation.

                                   ARTICLE IV
                                   ----------
                                Registered Agent
                                ----------------

       The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE V
                                   ---------
                               Board of Directors
                               ------------------

       The election of Directors of the Corporation need not be by written ballot, unless the By-Laws of the Corporation shall so provide. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-Laws of the Corporation.

                                   ARTICLE VI
                                   ----------
                                    By-Laws
                                    -------

       The power to adopt, amend or repeal By-Laws shall be in the stockholders entitled to vote, provided, however, that By-Laws also may be amended or repealed, and new By-Laws also may be adopted, by resolution adopted by majority vote or unanimous written consent of the Board of Directors, and provided, further, that any By-Law or amendment to the By-Laws adopted by the Board may be amended or repealed, and any By-Law repealed by the Board may be reinstated, by the stockholders entitled to vote, and such stockholder vote may provide that the Board shall not thereafter take action with respect to the By-Laws which is inconsistent with the action so taken by the stockholders.

                                  ARTICLE VII
                                  -----------
                              Perpetual Existence
                              -------------------

       The Corporation is to have perpetual existence.

                                  ARTICLE VIII
                                  ------------
                             Amendments and Repeal
                             ---------------------

       The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate, and all rights herein conferred are granted subject to this reservation.

                                   ARTICLE IX
                                   ----------
                            Limitation of Liability
                            -----------------------

       No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director. Nothing contained in this Article, however, shall eliminate or limit the liability of a director.

            (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

            (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

            (c) under Section 174 of the General Corporation Law of the State of Delaware; or

            (d) for any transaction from which the director derived improper personal benefit.

       No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or missions of such director occurring prior to the effective date of such amendment or repeal.

                                   ARTICLE X
                                   ---------
                                Indemnification
                                ---------------

       The Corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, or as otherwise permitted by law, all persons whom it may indemnify pursuant thereto.

       IN WITNESS WHEREOF, said Board of Directors of Premier Anesthesia, Inc. has caused this Certificate to be signed by its President and attested by its Secretary, the 19th day of January, 1992.
               ----

                                            PREMIER ANESTHESIA, INC.



                                            By:   /s/ Richard D. Ballard
                                                -----------------------------
                                                Richard D. Ballard, President



                                            By:   /s/ Pamela Wagner
                                                -----------------------------
                                                 Pamela Wagner, Secretary

                              State of Delaware                           PAGE 1
                        Office of the Secretary of State

                        --------------------------------

       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
       "ALLEGIANT PHYSICIAN SERVICES, INC.", A DELAWARE CORPORATION,
       WITH AND INTO "PREMIER ANESTHESIA, INC", UNDER THE NAME OF "ALLEGIANT PHYSICIAN SERVICES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTEENTH DAY OF NOVEMBER, A.D. 1994, AT 9 O'CLOCK A.M.
       A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                        [SEAL OF STATE]

                                             /s/ Edward J. Freel
                                             ------------------------------
                                             Edward J. Freel, Secretary of State

2151572    8100M      [SEAL OF SECRETARY     AUTHENTICATION:   7300485
944218448                 OF STATE OF                  DATE:  11-13-94
                           DELAWARE]

                      CERTIFICATE OF OWNERSHIP AND MERGER
                   MERGING ALLEGIANT PHYSICIAN SERVICES, INC.
                                 WITH AND INTO
                            PREMIER ANESTHESIA, INC.

       Pursuant to Section 253 of the Delaware General Corporation Law (the "Code"), the undersigned, Premier Anesthesia, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

       FIRST:     That the Corporation was incorporated and duly organized
pursuant to the General Corporation Law of the State of Delaware.

       SECOND:    That the Corporation owns all of the outstanding shares of stock of Allegiant Physician Services, Inc., a Delaware corporation (the "Subsidiary").

       THIRD:     That the Corporation shall merge with and into itself the
Subsidiary and, pursuant to Section 253 (b) of the Code, shall change its name to "Allegiant Physician Services, Inc."

       FOURTH:    This certificate of Ownership and Merger shall be
effective on November 15, 1994.

       FIFTH:     That the Corporation, by resolutions duly adopted by its
Board of Directors on the 3rd day of November, 1994, determined, pursuant to
Section 253 of the Code, to (i) merge with and into itself the Subsidiary and
(ii) change its name to Allegiant Physician Services, Inc., and that a copy of said resolutions and the conditions set forth in such resolutions are in the form hereinafter set forth:

          WHEREAS, the Board desires to effectuate the name change of the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware by the creation of a wholly-owned subsidiary using the name of ALLEGIANT PHYSICIAN SERVICES, INC. that will be merged into the Company, with the Company surviving the merger but taking the name of ALLEGIANT PHYSICIAN SERVICES, INC.;

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes the creation of the wholly-owned Delaware subsidiary called ALLEGIANT PHYSICIAN SERVICES, INC. and directs the Company and the appropriate officers thereof to take all actions they deem necessary or appropriate to accomplish such merger under the laws of the State of Delaware; and

          BE IT FURTHER RESOLVED, that any and all prior actions taken by the officers of the Company or an agent or employee of the Company under the direction of such offer in connection with the actions authorized in the above resolutions hereby are ratified, confirmed, authorized and approved in all respects.

          IN WITNESS WHEREOF, the undersigned authorized officer of Premier Anesthesia, Inc. has executed this certificate on behalf of the surviving corporation, this 11 day of November, 1994.
                                      --


                                              PREMIER ANESTHESIA, INC.



                                              By:   /s/ Richard L. Jackson
                                                  ------------------------
                                                  Richard L. Jackson
                                                  Chairman



[CORPORATE SEAL]


ATTEST:



 /s/ Pamela Wagner
- ------------------------
Pamela Wagner, Secretary

                         NAME CHANGE OF PARENT COMPANY

WHEREAS, the Board of Directors of the Company desires to change the name of the Company to ALLEGIANT PHYSICIAN SERVICES in order to reflect more accurately that the services provided by the Company now extend to a wide variety of services in the health care industry;

WHEREAS, the Board desires to effectuate the name change pursuant to Section 253 of the General Corporation Law of ALLEGIANT PHYSICIAN SERVICES the State of Delaware by the creation of a wholly-owned subsidiary using the name of that will be merged into the Company, with the Company surviving the merger but taking the name of ALLEGIANT PHYSICIAN SERVICES;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes the creation of the wholly-owned Delaware subsidiary called ALLEGIANT PHYSICIAN SERVICES and directs the Company and the appropriate officers thereof to take all actions they deem necessary or appropriate to accomplish such merger under the laws of the State of Delaware; and

BE IT FURTHER RESOLVED, that any and all prior actions taken by the officers of the Company or an agent or employee of the Company under the direction of such officer in connection with the actions authorized in the above resolutions hereby are ratified, confirmed, authorized and approved in all respects.



The above resolution was duly adopted by the Board of Directors of Premier Anesthesia, Inc. on November 3, 1994.



 /s/ Pamela Wagner
- ------------------
Pamela Wagner
Corporate Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALLEGIANT PHYSICIAN SERVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 1996, AT 10:30 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                        [SEAL OF STATE]

                                             /s/ Edward J. Freel
                                             ----------------------------------
                                             Edward J. Freel, Secretary of State

2151572   8100        [SEAL OF SECRETARY     AUTHENTICATION:   7882287
                          OF STATE OF
960086820                  DELAWARE]                  DATE:   03-26-96

                            CERTIFICATE OF AMENDMENT
                                       OF
                   SECOND RESTATED CERTIFICATE INCORPORATION
                                       OF
                       ALLEGIANT PHYSICIAN SERVICES INC.


     Pursuant to Section 242 of the Delaware General Corporation Law (the "Code"), the undersigned, Allegiant Physician Services, Inc., a Delaware corporation )the "Corporation") does hereby certify:

     FIRST:    ARTICLE III, 1 (a)(ii) of the Second Restated Certificate of
Incorporation of the Corporation is hereby amended in its entirety to read as follows:

            "(ii) 50,000,000 shares of the Common Stock, par value $.001 per share (the Common Stock").

    SECOND: The amendment to the Corporation's Second Restated Certificate of Incorporation set forth above (the "Amendment") was duly adopted by the Board of Directors of the Corporation at a meeting duly called and held, declaring said Amendment to be advisable and directing that the Amendment be submitted to the stockholders of the Corporation for consideration.

    THIRD:   The Amendment was duly adopted and approved by the stockholders of the Corporation at a meeting duly called and held pursuant to Section 222 of the Code, at which meeting the necessary number of shares as required by statute were voted in favor of said Amendment.

    FOURTH:  The Amendment was duly adopted in accordance with the provision of
Section 242 of the Code.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer, this 22nd day of March, 1996.

                                             ALLEGIANT PHYSICIAN SERVICES, INC.


                                             /s/ Richard L. Jackson
                                             ----------------------------------
                                                 RICHARD L. JACKSON
                                                 Chairman of the Board

ATTEST:

/s/ Pamela L. Wagner
- ---------------------------
Pamela L. Wagner, Secretary